SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                October 14, 2014

Date of Report

(Date of Earliest Event Reported)

POWERDYNE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-53259	20-5572576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Jefferson Place

100 Jefferson Boulevard, Suite 200

Warwick, Rhode Island 02888-3849

(Address of Principal Executive Offices)

401/739-3300

(Registrant’s Telephone Number)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of October 10, 2014, Stephen L. Caromile has tendered his resignation from his positions as Vice President and Lead Engineer in order to pursue other career opportunities.

Edwin S. Barton, III, Chief Operating Officer, will retire effective October 10, 2014.

On October 10, 2014 John M. Faulhaber was elected by the Board of Directors to serve as Chairman of the Board and Robert C. Hemsen was elected Vice Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERDYNE INTERNATIONAL, INC

Date: October 14, 2014	By:	/s/Arthur M. Read, II
Arthur M. Read, II Executive Vice-President and General Counsel